          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2000
                                                     REGISTRATION NO. 333-39192


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                   BAOA, INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           CALIFORNIA                        7389                       33-0563989
  (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL         (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)


                                 PETER VAN BRUNT
                                    PRESIDENT

555 WHITEHALL STREET                                      CHARLES SMITH, ESQ.
ATLANTA, GA  30303                                        1015 N. LAKE AVENUE
(404) 222-0760                                            SUITE 109
                                                          PASADENA, CA 91104
                                                          (626) 2961771

(ADDRESS AND TELEPHONE NUMBER OF                   (NAME, ADDRESS AND TELEPHONE
REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)           NUMBER OF AGENT FOR SERVICE)

                              2000 STOCK AWARD PLAN
                            (FULL TITLE OF THE PLAN)

                        COPIES OF ALL COMMUNICATIONS TO:

                            MARCUS A. SANDERS, ESQ.,
                      542 62ND STREET, OAKLAND, CA. 94609,
                               TEL. (510) 601-9617

Title of each class                     Proposed maximum     Proposed maximum
of securities to be    Amount to be    offering price per   aggregate offering       Amount of
    registered        Registered (1)        share (2)           price (2)        Registration Fee (2)(3)
    ----------        --------------        ---------           ---------        -----------------------
Common stock,
 no par value           10,000,000           $ 0.075           $ 750,000.00            $198.00


(1) INCLUDES AN INDETERMINATE NUMBER OF ADDITIONAL SHARES THAT MAY BE ISSUED PURSUANT TO THE ABOVE EMPLOYEE BENEFIT PLAN AS A RESULT OF ANY FUTURE STOCK SPLIT, STOCK DIVIDEND OR SIMILAR ADJUSTMENT.

(2) ESTIMATED PURSUANT TO RULE 457(c) SOLELY FOR PURPOSE OF CALCULATING THE AMOUNT OF THE REGISTRATION FEE, BASED UPON THE AVERAGE OF THE BID AND ASK PRICES REPORTED ON JUNE 6, 2000, AS REPORTED ON THE OTC BULLETIN BOARD.


(3) PREVIOUSLY PAID



    THE PURPOSE OF THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-39192 ON FORM S-8 (THE "REGISTRATION STATEMENT") OF BAOA, INC. IS TO FILE AS EXHIBITS TO THE REGISTRATION STATEMENT: THE CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS AND CONSENT OF COUNSEL, AND TO CORRECT CLERICAL ERRORS IN THE REGISTRATION STATEMENT.

                                     PART I.

                INFORMATION REQUIRED IN SECTION 10 (A) PROSPECTUS

        The documents containing information specified in this Part I are being separately provided to the participants covered by the Plan, as specified by Rule 428(b) (1).

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        (a) The Registrant's latest Annual Report on Form 10-KSB;


        (b) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, dated May 22, 2000;



        (c) All other reports filed by Registrant pursuant to Sections 13 (a) or 15 (a) of the Exchange Act since the end of the fiscal year covered by the above-referenced Annual Report.


                       ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the securities that may be offered under the BAOA Stock Award Plan (the "Plan") will be passed upon for BAOA by Marcus A. Sanders, Attorney at Law 542 62nd Street, Oakland, CA. 94609. Mr. Marcus A. Sanders, who has provided advice with respect to this matter, will be issued an aggregate of 1,000,000 shares of BAOA preferred stock that are convertible into common stock.

               ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        Article VI of BAOA's Bylaws authorizes BAOA to indemnify any current or former director, officer, employee, or agent of BAOA, or a person serving in a similar post in another organization at the request of BAOA, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the California Corporation's Code, public policy or other applicable law. Section 317 of the California Corporation's Code authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.


Item 8. EXHIBITS.

        The Exhibits to this registration statement are listed in the Index to Exhibits on page 4.


Item 9. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 16, 2000.


                                   BAOA, Inc.

                                   By:  /S/ PETER VAN BRUNT
                                   Peter Van Brunt
                                   President and Principal Accounting Officer
                                   (Principal Financial Officer and Principal
                                   Accounting Officer)
                                   (Duly Authorized Officer)


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on June 16, 2000.



     Signature                                    Title                                Date
     ---------                                    -----                                ----
/S/  Peter Van Brunt                   Chairman of the Board of Directors           June 16, 2000
------------------------------------   and Chief Executive Officer
Peter Van Brunt                        (Principal Executive Officer)


                                INDEX TO EXHIBITS

Exhibit
Number         Description
------         -----------
   5.1          Opinion of Counsel regarding legality

  23.1          Consent of Independent Public Accountants

   3            Consent of Counsel (included in Exhibit 5.1)

   1.2          2000 Stock Award Plan



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